As filed with the Securities and Exchange Commission on November 20, 2003
                                            Registration No. __________________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          SERACARE LIFE SCIENCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                           --------------------------

         California                                          33-0056054
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)

                         1935 Avenida del Oro, Suite F
                          Oceanside, California 92056
         (Address, Including Zip Code, of Principal Executive Offices)
                              -------------------

                          SERACARE LIFE SCIENCES, INC.
                           2001 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                              -------------------

                       Tim Hart, Chief Financial Officer
                          SeraCare Life Sciences, Inc.
                         1935 Avenida del Oro, Suite F
                          Oceanside, California 92056
                                 (760) 806-8922
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:

                             David A. Krinsky, Esq.
                             O'Melveny & Myers LLP
                      610 Newport Center Drive, Suite 1700
                        Newport Beach, California 92660
                              -------------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                     Proposed     Proposed
                                     Maximum      Maximum
Title Of             Amount          Offering     Aggregate       Amount Of
Securities           To Be           Price        Offering        Registration
To Be Registered     Registered      Per Unit     Price           Fee
-----------------    -----------     ---------    ---------       -------------

Common Stock,        1,000,000(1)    $10.755(2)   $10,755,000(2)  $870.08(2)
no par value per     shares
share
-------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the SeraCare Life Sciences, Inc. 2001 Stock Incentive Plan (the "Plan") may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 18, 2003, as quoted on the Nasdaq Small Cap Market.

    The Exhibit Index for this Registration Statement is at page 8.
===============================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form
S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of SeraCare Life Sciences, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for its fiscal year ended September 30, 2002, filed with the Commission on December 30, 2002;

     (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended June 30, 2003, March 31, 2003, and December 31, 2002, filed with the Commission on August 8, 2003, May 14, 2003 and February 13, 2003, respectively;

     (c) The Company's Current Reports on Form 8-K, filed with the Commission on October 10, 2003, July 29, 2003, June 6, 2003, March 11, 2003, and
          December 18, 2002; and

     (d) The description of the Company's Common Stock contained in its Registration Statement on Form 10-12G filed with the Commission on August 3, 2001, as subsequently amended (registration number 000-33045) (which incorporates by reference such description from the information included under the heading "Description of Our Capital Stock" in the Information Statement filed as Exhibit 99.1 to such Form 10-12G), and any other amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     The Company's Common Stock, no par value per share, is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Company's Amended and Restated Articles of Incorporation, the liability of the Company's directors for monetary damages has been eliminated to the fullest extent under California law.

     Section 317(d) of the California Corporations Code (the "CCC") requires that a corporation indemnify its officers and directors against losses or expenses incurred in litigation arising out of their activities on behalf of the corporation. Article VI of the Company's Amended and Restated Articles of Incorporation and Article III, Section 4 of the Company's bylaws authorize the Company to provide indemnification to officers and directors in excess of the CCC Section 317(d)'s statutory limit.

     The Company is also authorized to maintain, and the Company does maintain, insurance on behalf of any person who is or was one of the Company's directors or officers, or is or was serving at the Company's request as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the CCC Section 317(i).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     SEE the attached Exhibit Index at page 8.

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (iii) To include any material information with respect
                       to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oceanside, State of California, on November 18, 2003.



                                          By:  /s/ MICHAEL F. CROWLEY, JR.
                                              ------------------------------
                                              Michael F. Crowley, Jr.
                                              Director, President and
                                              Chief Executive Officer




                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints
Michael F. Crowley, Jr. and Tim Hart, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      SIGNATURE                     TITLE                         DATE


/s/ BARRY D. PLOST           Chairman of the Board          November 18, 2003
-------------------------
Barry D. Plost


/s/ MICHAEL F. CROWLEY, JR.  Director, President and        November 18, 2003
-------------------------    Chief Executive Officer
Michael F. Crowley, Jr.      (Principal Executive Officer)


/s/ TIM HART                 Chief Financial Officer        November 18, 2003
-------------------------    (Principal Financial and
Tim Hart                     Accounting Officer)

/s/ JERRY L. BURDICK         Director and Secretary         November 18, 2003
-------------------------
Jerry L. Burdick


/s/ SAMUEL ANDERSON          Director                       November 18, 2003
-------------------------
Samuel Anderson


/s/ EZZAT JALLAD             Director                       November 14, 2003
-------------------------
Ezzat Jallad


/S/ NELSON TENG              Director                       November 18, 2003
-------------------------
Dr. Nelson Teng


/s/ ROBERT J. CRESCI         Director                       November 18, 2003
-------------------------
Robert J. Cresci


                             Director
-------------------------
Dr. Bernard Kasten

                                 EXHIBIT INDEX


Exhibit
NUMBER             DESCRIPTION OF EXHIBIT


4.     SeraCare Life Sciences, Inc. 2001 Stock Incentive Plan.

5.     Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1   Consent of KPMG LLP (independent auditors' consent).

23.2 Consent of BDO Seidman, LLP (consent of independent certified public accountants).

23.3   Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").


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